UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

STAR EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave., Suite 101,

Old Greenwich, CT, 06870

(Address of principal executive offices, including zip code)

203-489-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, Star Equity Holdings, Inc. (the “Company”) announced the appointment of Richard K. Coleman, Jr., the Company’s current Chief Operating Officer, as the Company’s Chief Executive Officer by the Company’s Board of Directors, effective April 1, 2022.

Prior to being named Chief Operating Officer of the Company in January 2022, Mr. Coleman, age 65, served in a variety of senior executive roles, including President, CEO, and director of Command Center Inc., a provider of flexible on-demand employment solutions; President, CEO, and director of Crossroads Systems, Inc., a global provider of data archive solutions; CEO of Vroom Technologies Inc.; Chief Operating Officer of MetroNet Communications; and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University’s Pioneer Leadership Program, focusing on leadership and ethics. Coleman holds a master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications System Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and also has completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.

The Company and Mr. Coleman entered into an Employment Agreement (the “Coleman Agreement”) on March 31, 2022, effective April 1, 2022, pursuant to which Mr. Coleman’s title will be President and Chief Executive Officer and his base salary will be increased from $300,000 to $400,000 per year.

There are no arrangements or understandings between Mr. Coleman and any other persons pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Coleman and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Coleman Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On April 1, 2022, the Company issued a press release announcing the appointment of Mr. Coleman as the Company’s Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of March 31, 2022 between Star Equity Holdings, Inc. and Richard K. Coleman, Jr.
99.1	Press Release.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

Date: April 1, 2022	By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Executive Chairman